Oz Management Reports First Quarter of 2018 Results
Dividend of $0.02 per Class A Share
NEW YORK, May 2, 2018 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Oz Management”) today reported GAAP net income attributable to Class A Shareholders (“GAAP Net Income”) of $3.5 million, or $0.02 per basic and diluted Class A Share, for the first quarter of 2018.
Summary

•	Distributable Earnings were $45.3 million, or $0.08 per Adjusted Class A Share for the first quarter of 2018.

•	A cash dividend of $0.02 per Class A Share was declared for the first quarter of 2018.

•	Oz Master Fund, the Company’s largest multi-strategy fund, was up 3.0% gross and 2.1% net for the first quarter of 2018.

•	Oz Credit Opportunities Master Fund was up 4.2% gross and 2.8% net for the first quarter of 2018.

•	As of May 1, 2018 estimated assets under management were $32.7 billion, with Oz Master Fund returning an estimated 0.19% net in April 2018.

•
The Company adopted new GAAP revenue recognition accounting guidance, which resulted in the acceleration of $128.3 million of previously accrued but unrecognized incentive income through an adjustment to opening equity.

Rob Shafir, CEO of Oz Management, said, “Our funds performed very well in the first quarter amidst an increasingly volatile market and we made great progress on our balance sheet strengthening by reducing our corporate debt outstanding by 50%. We look forward to building on this solid start throughout the rest of 2018.”

RECENT DEVELOPMENTS
Effects of Revenue Recognition Standard
In the first quarter of 2018, the Company adopted new revenue recognition accounting guidance, which resulted in the acceleration of $128.3 million of previously accrued but unrecognized incentive income through an adjustment to opening equity. As it relates to Economic Income, amounts related to the Company’s real estate funds were partially offset by related compensation and benefits expense of $43.7 million on an Economic Income basis. As it relates to GAAP, the adoption of the accounting guidance did not impact the recognition of compensation and benefits as such amounts have already been recognized as expense.
Redemption of Senior Notes and New Credit Agreement
In April 2018, the Company delivered a conditional notice of redemption to holders of its $400 million Senior Notes. The Senior Notes will be redeemed on May 5, 2018, in accordance with the underlying agreement. Contemporaneously, the Company entered into a new senior secured credit and guaranty agreement (the “Senior Credit Agreement”) consisting of (i) a $250 million term loan facility (the “Term Loan Facility”) and (ii) a $100 million revolving credit facility. The Company borrowed the full amount available under the Term Loan Facility on the date of closing. On May 1, 2018, the Company repaid $50 million of the amount outstanding under the Term Loan Facility.
GAAP NET INCOME ATTRIBUTABLE TO CLASS A SHAREHOLDERS
For the first quarter of 2018, Oz Management reported GAAP Net Income of $3.5 million, or $0.02 per basic and diluted Class A Share, compared to a GAAP Net Loss of $7.2 million, or $0.04 per basic and diluted Class A Share, for the first quarter of 2017. The quarter-to-date increase in GAAP earnings was primarily due to lower operating expenses, lower income tax expense resulting from a change in the federal statutory tax rate and higher interest income earned on investments in CLOs. These improvements were partially offset by lower management fees.
DISTRIBUTABLE EARNINGS (NON-GAAP)
For the first quarter of 2018, Oz Management reported Distributable Earnings of $45.3 million, or $0.08 per Adjusted Class A Share, compared to a Distributable Earnings of $35.7 million, or $0.07 per Adjusted Class A Share, for the first quarter of 2017. The year-over-year improvement was driven primarily by lower operating expenses and higher interest income earned on investments in CLOs. These improvements were partially offset by lower management fees.
Please see the “Economic Income (Non-GAAP)” section of this press release for a discussion of these drivers.
Distributable Earnings and Distributable Earnings per Adjusted Class A Share are non-GAAP measures. For reconciliations of Distributable Earnings to the respective GAAP Net Income for the periods discussed above, please see Exhibit 2 that accompanies this press release. Additionally, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.

ASSETS UNDER MANAGEMENT

			Year-Over-Year Change
(dollars in billions)	March 31, 2018	March 31, 2017	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation	Total	%

Multi-strategy funds	$13.3	$17.7	$(5.6)	$(0.1)	$1.4	$(4.4)	-25%
Credit
Opportunistic credit funds	5.4	5.3	(0.2)	(0.2)	0.5	0.1	3%
Institutional Credit Strategies	11.2	8.0	3.1	—	—	3.2	39%
Real estate funds	2.5	2.2	0.4	(0.2)	—	0.2	11%
Other	0.4	0.7	(0.1)	(0.2)	—	(0.2)	-36%
Total	$32.8	$33.9	$(2.4)	$(0.6)	$1.9	$(1.1)	-3%
Totals may not sum due to rounding. Please see Exhibit 5 for detailed information.
As of March 31, 2018, assets under management totaled $32.8 billion, a decrease of $1.1 billion, or 3%, from March 31, 2017, which was driven by capital net outflows of $2.4 billion, primarily in the multi-strategy funds, and $604.9 million of distributions and other reductions, primarily from the Company’s closed-end opportunistic credit funds and real estate funds. Partially offsetting these reductions was performance-related appreciation of $1.9 billion, driven primarily by the Company’s multi-strategy and opportunistic credit funds. Our outflows in the first quarter of 2018 started to normalize.
Assets under management decreased to an estimated $32.7 billion as of May 1, 2018. This decrease reflected estimated performance-related appreciation of approximately $50.4 million in April, capital net inflows of approximately $11.6 million and distributions of $220.4 million, which was comprised of approximately $564.6 million of capital net outflows and distributions of $23.7 million on April 1, 2018, and approximately $576.2 million of capital net inflows and distributions of $196.7 million from April 2, 2018 to May 1, 2018.
Please see the detailed assets under management and fund information on Exhibits 5 through 7 that accompany this press release.
Multi-strategy funds
Assets under management in the Company’s multi-strategy funds totaled $13.3 billion as of March 31, 2018, decreasing 25%, or $4.4 billion, year-over-year. This change was driven by capital net outflows of $5.6 billion, primarily from the Oz Master Fund, the Company’s largest multi-strategy fund, partially offset by performance-related appreciation of $1.4 billion. Also contributing to the decrease was $104 million of distributions to investors in certain funds.
In the first quarter of 2018, the Oz Master Fund generated a gross return of 3.0% and a net return of 2.1%. Oz Master Fund's return was broad based, with positive performance for the quarter in all of its major strategies.
Credit
Assets under management in the Company’s dedicated credit products totaled $16.6 billion as of March 31, 2018, increasing $3.3 billion, or 25%, year-over-year. This change was driven by capital net inflows of

$2.9 billion and performance-related appreciation of $537.7 million, partially offset by $154.2 million of distributions in the Company’s closed-end opportunistic credit funds.
Opportunistic credit
Oz Management’s opportunistic credit funds seek to generate risk-adjusted returns by capturing value in mispriced investments across disrupted, dislocated and distressed corporate, structured and private credit markets globally.
Assets under management in the Company’s opportunistic credit funds totaled $5.4 billion as of March 31, 2018, increasing $140.1 million, or 3%, year-over-year. This change was driven by $518.4 million of performance-related appreciation, partially offset by capital net outflows of $224.0 million, as well as $154.2 million of distributions and other reductions.
In the first quarter of 2018, the Oz Credit Opportunities Master Fund, the Company’s global opportunistic credit fund, generated a gross return of 4.2% and a net return of 2.8%. Performance was broad-based with gains across both the corporate and structured credit strategies.
Institutional Credit Strategies
Institutional Credit Strategies (“ICS”) is the Company’s asset management platform that invests in performing credits, including leveraged loans, high-yield bonds, private credit/bespoke financing and investment grade credit via CLOs and other customized solutions for clients.
Assets under management in ICS totaled $11.2 billion as of March 31, 2018, increasing $3.2 billion, or 39%, year-over-year. The increase was primarily driven by new CLOs. ICS managed 22 CLOs as of March 31, 2018.
Real estate funds
Assets under management in the Company’s real estate funds totaled $2.5 billion as of March 31, 2018, increasing $239.7 million, or 11%, year-over-year, due to due to additional commitments in Och-Ziff Real Estate Credit Fund I.
The Company continues to deploy capital in our opportunistic and credit real estate funds, while also realizing investments. In the first quarter of 2018, the Company invested over $195 million and had full or partial realizations of two investments. In total, the Company has committed approximately 70% of Och-Ziff Real Estate Fund III, inclusive of reserves for projected follow-on investments.
The Company continues to harvest investments in Och-Ziff Real Estate Funds I and II. Since inception through March 31, 2018, the gross IRR was 33.1% gross and 21.6% net for Och-Ziff Real Estate Fund II (for which the investment period ended in 2014) and 25.1% gross and 15.8% net for Och-Ziff Real Estate Fund I (for which the investment period ended in 2010).
ECONOMIC INCOME (NON-GAAP)
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.

For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 4 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.
Economic Income Revenues (Non-GAAP)
Economic Income revenues for the first quarter of 2018 were $123.0 million, a decrease of 8% compared to $133.2 million for the first quarter of 2017. Management fees were $67.7 million, 16% lower than the $80.8 million for the prior-year period. Incentive income was $50.8 million, a decrease of 2% compared to $51.6 million for the prior-year period.
The decrease in management fees was driven primarily by lower assets under management in the Company’s multi-strategy funds, partially offset by higher assets under management in ICS due to launches of new CLOs.
Compensation and Benefits (Non-GAAP)
Compensation and benefits for the first quarter of 2018 totaled $33.0 million, a 29% decrease compared to $46.3 million for the first quarter of 2017. Salaries and benefits were $23.9 million, 6% lower than $25.6 million for the prior-year period, primarily due to lower headcount. Bonus expense for the first quarter of 2018 totaled $9.1 million, 56% lower than $20.7 million for the prior-year period, primarily due to deferred cash compensation forfeitures.
Non-Compensation Expenses (Non-GAAP)
Non-compensation expenses for the first quarter of 2018 totaled $37.3 million, a 12% decrease from $42.6 million for the first quarter of 2017. The year-over-year decrease was primarily due to reductions across various operating expenses as a result of expense savings initiatives.
Economic Income (Non-GAAP)
Economic Income for the first quarter of 2018 was $52.7 million, compared to $44.4 million for the first quarter of 2017. The year-over-year increase was driven primarily by lower operating expenses and higher interest income earned on investments in CLOs. These improvements were partially offset by lower management fees.
CAPITAL
As of March 31, 2018, the number of Class A Shares outstanding was 191,129,773. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors in the Company’s principal operating subsidiaries (the “Oz Operating Group”) (collectively, “Partner Units”), as well as Class A Restricted Share Units (“RSUs”) outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”).
As of March 31, 2018, there were 42,850,000 Group P Units outstanding and 10,000,000 performance-based restricted share units (“PSUs”). Group P Units and PSUs do not participate in the economics of the Company until certain service and market-performance conditions are met; therefore, the Company will not include the Group P Units or PSUs in Adjusted Class A Shares until such conditions are met. As of March 31, 2018, the service and market-performance conditions had not yet been met.

For the first quarter of 2018, the total weighted-average Adjusted Class A Shares outstanding was 549,907,700.
DIVIDEND
The Board of Directors of Oz Management declared a dividend of $0.02 for the first quarter of 2018. The dividend is payable on May 21, 2018, to holders of record as of the close of business on May 14, 2018.
For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the dividend for the first quarter of 2018 will be treated as return of capital.
Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.
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Robert Shafir, Chief Executive Officer, and Alesia Haas, Chief Financial Officer, will host a conference call today, May 2, 2018, 8:30 a.m. Eastern Time to discuss the Company’s first quarter results. The call can be accessed by dialing 1-833-224-0545 (in the U.S.) or 1-647-689-4061 (international), passcode 2798569. A simultaneous webcast of the call will be available on the Public Investors page of the Company’s website (www.ozm.com).
For those unable to listen to the live broadcast, a webcast replay will also be available on the Company’s website as noted above.
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Non-GAAP Financial Measures
Management evaluates Economic Income for the Oz Funds segment, the Company’s only reportable operating segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Oz Funds segment and the Company’s Other Operations.
Additionally, throughout this press release management has presented certain non-GAAP measures that exclude the effect of the settlements expense. These measures are presented to provide a more comparable view of the Company’s core operating results year-over-year.
The Company conducts substantially all of its business through the Oz Funds segment, which provides asset management services to its multi-strategy, opportunistic credit and equity funds, Institutional Credit Strategies and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.
The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations.

The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.
For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 through 4 that accompany this press release.
Economic Income
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.
Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•
Income allocations to the Company’s executive managing directors on their direct interests in the Oz Operating Group. Management reviews operating performance at the Oz Operating Group level, where the Company’s operations are performed, prior to making any income allocations.

•
Equity-based compensation expenses, depreciation and amortization expenses, changes in the tax receivable agreement liability, and gains and losses on fixed assets and investments in funds, as management does not consider these items to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•
Amounts related to the consolidated funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

In addition, expenses related to incentive income profit-sharing arrangements are generally recognized at the same time the related incentive income revenue is recognized, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Further, deferred cash compensation is expensed in full in the year granted for Economic Income, rather than over the service period for GAAP.
As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, other revenues, compensation and benefits, non-compensation expenses and net income (loss) attributable to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.
Distributable Earnings and Tax Receivable Agreement and Other Payables
Distributable Earnings is a non-GAAP measure of operating performance that equals Economic Income less amounts related to the tax receivable agreement and other payables. The adjustment for the tax receivable agreement and other payables is an estimate of payments under the tax receivable agreement and income taxes related to the earnings for the periods presented. These amounts are grossed-up for Och-Ziff Capital

Management Group LLC’s ownership percentage in the Oz Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.
Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors with respect to their Partner Units.
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Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.
Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the settlements with the SEC and the DOJ; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2017, dated February 23, 2018, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise.

This press release does not constitute an offer of any Oz Management fund.
The Company files annual, quarterly and current reports, proxy statements and other information required by the Exchange Act of 1934, as amended, with the SEC. The Company makes available free of charge on its website (www.ozm.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendments to those filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The Company also uses its website to distribute company information, and such information may be deemed material. Accordingly, investors should monitor the Company’s website, in addition to its press releases, SEC filings and public conference calls and webcast.
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About Oz Management
Oz Management is one of the largest institutional alternative asset managers in the world, with offices in New York, London, Hong Kong, Mumbai, Beijing, Shanghai and Houston. The Company provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Oz Management seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. The Company’s funds invest across multiple strategies and geographies, consistent with the investment objectives of each fund. The global investment strategies employed include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of May 1, 2018, Oz Management had approximately $32.7 billion in assets under management. For more information, please visit the Company’s website (www.ozm.com).

Investor Relations Contact	Media Relations Contact
Adam Willkomm	Jonathan Gasthalter
Head of Business Development and Shareholder Services	Gasthalter & Co. LP
+1-212-719-7381	+1-212-257-4170
investorrelations@ozm.com	jg@gasthalter.com

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenues
Management fees	$72,450	$86,255
Incentive income	50,834	51,626
Other revenues	4,542	776
Income of consolidated funds	584	495
Total Revenues	128,410	139,152

Expenses
Compensation and benefits	68,924	69,943
Interest expense	6,598	6,280
General, administrative and other	37,850	45,928
Expenses of consolidated funds	84	84
Total Expenses	113,456	122,235

Other Income
Net gains on investments in funds and joint ventures	312	721
Net gains of consolidated funds	492	235
Total Other Income	804	956

Income Before Income Taxes	15,758	17,873
Income taxes	3,012	12,056
Consolidated and Comprehensive Net Income	12,746	5,817
Less: Income attributable to noncontrolling interests	(8,635)	(9,778)
Less: Income attributable to redeemable noncontrolling interests	(621)	(350)
Net Income (Loss) Attributable to Och-Ziff Capital Management Group LLC	3,490	(4,311)
Less: Change in redemption value of Preferred Units	—	(2,853)
Net Income (Loss) Attributable to Class A Shareholders	$3,490	$(7,164)

Earnings (Loss) per Class A Share
Earnings (Loss) per Class A Share - basic	$0.02	$(0.04)
Earnings (Loss) per Class A Share - diluted	$0.02	$(0.04)
Weighted-average Class A Shares outstanding - basic	192,230,917	186,226,675
Weighted-average Class A Shares outstanding - diluted	456,787,062	186,226,675

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
	Oz Funds Segment	Other Operations	Total Company	Oz Funds Segment	Other Operations	Total Company
Net Income (Loss) Attributable to Class A Shareholders	$2,475	$1,015	$3,490	$(5,480)	$(1,684)	$(7,164)
Change in redemption value of Preferred Units	—	—	—	2,853	—	2,853
Net Income (Loss) Attributable to Och-Ziff Capital Management Group LLC	2,475	1,015	3,490	(2,627)	(1,684)	(4,311)
Net income attributable to Group A Units	8,370	—	8,370	9,635	—	9,635
Equity-based compensation, net of RSUs settled in cash	21,249	646	21,895	17,698	780	18,478
Adjustment to recognize deferred cash compensation in the period of grant	12,783	—	12,783	(138)	—	(138)
Income taxes	3,089	(77)	3,012	12,052	4	12,056
Allocations to Group D Units	1,340	50	1,390	3,310	50	3,360
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	(155)	(7)	(162)	—	1,979	1,979
Depreciation, amortization and net gains and losses on fixed assets	2,372	—	2,372	4,212	—	4,212
Other adjustments	(248)	(160)	(408)	(696)	(177)	(873)
Economic Income—Non-GAAP	$51,275	$1,467	52,742	$43,446	$952	44,398
Tax receivable agreement and other payables—Non-GAAP(1)			(7,463)			(8,682)
Distributable Earnings—Non-GAAP			$45,279			$35,716

Weighted-Average Class A Shares Outstanding			192,230,917			186,226,675
Weighted-Average Partner Units			322,919,637			330,248,634
Weighted-Average Class A Restricted Share Units (RSUs)			34,757,146			19,730,352
Weighted-Average Adjusted Class A Shares			549,907,700			536,205,661

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.08			$0.07

(1) Presents an estimate of payments under the tax receivable agreement and income taxes related to the earnings for the periods presented. These amounts are grossed-up for Och - Ziff Capital Management Group LLC’s ownership percentage in the Oz Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
	Oz Funds Segment	Other Operations	Total Company	Oz Funds Segment	Other Operations	Total Company
Management fees—GAAP	$67,716	$4,734	$72,450	$80,996	$5,259	$86,255
Adjustment to management fees(1)	(4,741)	—	(4,741)	(5,444)	—	(5,444)
Management Fees—Economic Income Basis—Non-GAAP	62,975	4,734	67,709	75,552	5,259	80,811

Incentive Income—Economic Income Basis—GAAP and Non-GAAP	46,239	4,595	50,834	50,422	1,204	51,626

Other revenues—GAAP	4,472	70	4,542	750	26	776
Adjustment to other revenues(2)	(39)	—	(39)	—	—	—
Other Revenues—Economic Income Basis—Non-GAAP	4,433	70	4,503	750	26	776
Total Revenues—Economic Income Basis—Non-GAAP	$113,647	$9,399	$123,046	$126,724	$6,489	$133,213

Compensation and benefits—GAAP	$61,013	$7,911	$68,924	$62,235	$7,708	$69,943
Adjustment to compensation and benefits(3)	(35,215)	(690)	(35,905)	(20,870)	(2,809)	(23,679)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$25,798	$7,221	$33,019	$41,365	$4,899	$46,264

Interest expense and general, administrative and other expenses—GAAP	$43,737	$711	$44,448	$51,570	$638	$52,208
Adjustment to interest expense and general, administrative and other expenses(4)	(7,152)	—	(7,152)	(9,657)	—	(9,657)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$36,585	$711	$37,296	$41,913	$638	$42,551

Net income attributable to noncontrolling interests—GAAP	$8,329	$306	$8,635	$9,623	$155	$9,778
Adjustment to net income attributable to noncontrolling interests(5)	(8,340)	(306)	(8,646)	(9,623)	(155)	(9,778)
Net Loss Attributable to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(11)	$—	$(11)	$—	$—	$—
See Exhibit 4 for footnote references.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Footnotes to Non-GAAP Reconciliations

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated funds is also removed.

(2)	Adjustment to exclude gains realized on the sale of fixed assets.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. In addition, expenses related to incentive income profit-sharing arrangements are generally recognized at the same time the related incentive income revenue is recognized, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Further, deferred cash compensation is expensed in full in the year granted for Economic Income, rather than over the service period for GAAP. Distributions to the Group D Units are also excluded, as management reviews operating performance at the Oz Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization and losses on fixed assets, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)
Adjustment to exclude amounts attributable to the executive managing directors on their interests in the Oz Operating Group, as management reviews the operating performance of the Company at the Oz Operating Group level. The Company conducts substantially all of its activities through the Oz Operating Group. Additionally, the impact of the consolidated funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Summary Of Changes In Assets Under Management(1) (Unaudited)
(dollars in thousands)

	Three Months Ended March 31, 2018
	December 31, 2017	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	March 31, 2018

Multi-strategy funds	$13,695,040	$(551,670)	$(103,968)	$285,828	$13,325,230
Credit
Opportunistic credit funds	5,513,618	(98,840)	(115,985)	126,198	5,424,991
Institutional Credit Strategies	10,136,991	1,031,630	—	7,485	11,176,106
Real estate funds	2,495,190	—	(23,676)	(16)	2,471,498
Other	587,723	(570)	(154,171)	5,752	438,734
Total	$32,428,562	$380,550	$(397,800)	$425,247	$32,836,559

	Three Months Ended March 31, 2017
	December 31, 2016	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)	March 31, 2017

Multi-strategy funds	$21,084,548	$(4,159,118)	$—	$777,041	$17,702,471
Credit
Opportunistic credit funds	5,376,080	(211,920)	(19,769)	140,457	5,284,848
Institutional Credit Strategies	8,019,510	3,453	—	(8,602)	8,014,361
Real estate funds	2,213,364	34,212	(16,432)	642	2,231,786
Other	1,186,801	(495,048)	(30,016)	22,631	684,368
Total	$37,880,303	$(4,828,421)	$(66,217)	$932,169	$33,917,834

(1)
Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)
Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product. CLOs included within Institutional Credit Strategies are reflected at principal value and any change in appreciation/(depreciation) reflects a change in the par value of the underlying collateral within the CLOs.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information(1) (Unaudited)
(dollars in thousands)

	Assets Under Management as of March 31,		Returns for the Three Months Ended March 31,				Annualized Returns Since Inception Through March 31, 2018
			2018		2017
	2018	2017	Gross	Net	Gross	Net	Gross		Net

Multi-strategy funds
Oz Master Fund(2)	$11,241,001	$14,712,330	3.0%	2.1%	5.5%	4.1%	16.7%	(2)	11.7%	(2)
Oz Asia Master Fund	573,852	791,304	0.2%	-0.3%	7.4%	6.4%	10.3%		6.2%
Oz Enhanced Master Fund	642,820	654,120	5.1%	3.8%	8.7%	6.6%	15.4%		10.6%
Other funds	867,557	1,544,717	n/m	n/m	n/m	n/m	n/m		n/m
	13,325,230	17,702,471
Credit
Opportunistic credit funds:
Oz Credit Opportunities Master Fund	1,723,981	1,698,229	4.2%	2.8%	4.6%	3.2%	17.4%		12.7%
Customized Credit Focused Platform	3,031,073	2,807,683	2.9%	2.3%	1.6%	1.2%	19.2%		14.5%
Closed-end opportunistic credit funds	220,228	346,779	See table below for return information on the Company’s closed-end opportunistic credit funds.
Other funds	449,709	432,157	n/m	n/m	n/m	n/m	n/m		n/m
	5,424,991	5,284,848
Institutional Credit Strategies	11,176,106	8,014,361	See the second following page for information on the Company’s Institutional Credit Strategies.
	16,601,097	13,299,209

Real estate funds	2,471,498	2,231,786	See the third following page for information on the Company’s real estate funds.

Other	438,734	684,368	n/m	n/m	n/m	n/m	n/m		n/m

Total	$32,836,559	$33,917,834
n/m not meaningful
Please see the last page of this Exhibit 6 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of March 31,		Inception to Date as of March 31, 2018
					IRR
	2018	2017	Total Commitments	Total Invested Capital(3)	Gross(4)	Net(5)	Gross MOIC(6)

Closed-end Opportunistic Credit Funds (Investment Period)
Oz European Credit Opportunities Fund (2012-2015)(7)	$47,137	$68,272	$459,600	$305,487	16.5%	12.5%	1.5x
Oz Structured Products Domestic Fund II (2011-2014)(7)	79,729	112,238	326,850	326,850	20.2%	15.9%	2.1x
Oz Structured Products Offshore Fund II (2011-2014)(7)	81,920	110,596	304,531	304,531	17.7%	13.8%	1.9x
Oz Structured Products Offshore Fund I (2010-2013)(7)	5,906	5,258	155,098	155,098	23.9%	19.2%	2.1x
Oz Structured Products Domestic Fund I (2010-2013)(7)	5,358	4,698	99,986	99,986	22.8%	18.2%	2.0x
Other funds	178	45,717	168,250	168,250	n/m	n/m	n/m
	$220,228	$346,779	$1,514,315	$1,360,202
n/m not meaningful
Please see the last page of this Exhibit 6 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

			Assets Under Management as of March 31,
	Initial Closing Date (Most Recent Refinance Date)	Deal Size	2018	2017

Institutional Credit Strategies
CLOs:
OZLM I	July 19, 2012 (July 24, 2017)	$523,550	$496,487	$497,432
OZLM II	November 1, 2012 (October 31, 2016)	560,100	508,455	509,369
OZLM III	February 20, 2013 (December 15, 2016)	653,250	608,049	609,470
OZLM IV	June 27, 2013 (September 15, 2017)	615,500	539,700	539,900
OZLM V	December 17, 2013 (March 16, 2017)	501,250	—	468,015
OZLM VI	April 16, 2014 (January 17,2017)	621,250	594,833	596,721
OZLM VII	June 26, 2014 (April 17, 2017)	824,750	792,305	795,840
OZLM VIII	September 9, 2014 (May 30, 2017)	622,250	594,514	596,892
OZLM IX	December 22, 2014 (March 2, 2017)	510,208	498,466	495,000
OZLM XI	March 12, 2015 (August 18, 2017)	541,532	515,451	490,609
OZLM XII	May 28, 2015	565,650	548,126	549,966
OZLM XIII	August 6, 2015	511,600	494,344	496,038
OZLM XIV	December 21, 2015	507,420	501,066	503,377
OZLM XV	December 20, 2016	409,250	395,663	396,489
OZLME I	December 15, 2016	430,490	489,818	426,009
OZLM XVI	June 8, 2017	410,250	400,689	—
OZLM XVII	August 3, 2017	512,000	497,707	—
OZLME II	September 14, 2017	494,708	488,048	—
OZLM XIX	November 21, 2017	610,800	599,644	—
OZLM XXI	January 26, 2018	510,600	500,620	—
OZLME III	January 31, 2018	509,118	491,386	—
OZLM XXII	February 22, 2018	509,200	466,905	—
		11,954,726	11,022,276	7,971,127
Other funds	n/a	n/a	153,830	43,234
		$11,954,726	$11,176,106	$8,014,361

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of March 31,		Inception to Date as of March 31, 2018
				Total Investments					Realized/Partially Realized Investments(8)
	2018	2017	Total Commitments	Invested Capital(9)	Total Value(10)	Gross IRR(11)	Net IRR(5)	Gross MOIC(12)	Invested Capital	Total Value	Gross IRR(11)	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$13,402	$14,179	$408,081	$386,122	$814,974	25.1%	15.8%	2.1x	$372,720	$810,929	26.6%	2.2x
Och-Ziff Real Estate Fund II (2011-2014)(7)	152,257	323,915	839,508	762,588	1,474,210	33.1%	21.6%	1.9x	597,465	1,266,298	37.3%	2.1x
Och-Ziff Real Estate Fund III (2014-2019)	1,461,547	1,457,963	1,500,000	848,486	1,248,949	33.0%	21.8%	1.5x	234,159	409,230	34.5%	1.7x
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	697,647	286,449	736,225	123,081	146,196	n/m	n/m	n/m	48,771	58,309	n/m	n/m
Other funds	146,645	149,280	294,539	173,703	249,314	n/m	n/m	n/m	60,528	108,975	n/m	n/m
	$2,471,498	$2,231,786	$3,778,353	$2,293,980	$3,933,643				$1,313,643	$2,653,741

	Unrealized Investments as of March 31, 2018
	Invested Capital	Total Value	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$13,402	$4,045	0.3x
Och-Ziff Real Estate Fund II (2011-2014)(7)	165,123	207,912	1.3x
Och-Ziff Real Estate Fund III (2014-2019)	614,327	839,719	1.4x
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	74,310	87,887	n/m
Other funds	113,175	140,339	n/m
	$980,337	$1,279,902
n/m not meaningful
Please see the last page of this Exhibit 6 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — Footnotes

(1)
The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the Oz Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in Oz Master Fund in currencies other than the U.S. Dollar.

(2)
The annualized returns since inception are those of the Oz Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company’s broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company’s investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the Oz Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company’s investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. As of March 31, 2018, the gross and net annualized returns since the Oz Master Fund’s inception on January 1, 1998 were 13.1% and 8.9%, respectively.

(3)	Represents funded capital commitments net of recallable distributions to investors.

(4)
Gross internal rate of return (“IRR”) for the Company’s closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of March 31, 2018, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income.

(5)
Net IRR is calculated as described in footnotes (4) and (11), but is reduced by all management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund’s capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor.

(6)
Gross multiple of invested capital (“MOIC”) for the Company’s closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital.

(7)
These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds.

(8)
An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital.

(9)	Invested capital represents total aggregate contributions made for investments by the fund.

(10)
Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of March 31, 2018. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly, the total value ultimately realized will likely be higher or lower than the amounts presented as of March 31, 2018.

(11)
Gross IRR for the Company’s real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of March 31, 2018, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return.

(12)
Gross MOIC for the Company’s real estate funds is calculated by dividing the value of a fund’s investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund.

(13)	This fund has invested less than half of its committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Longer-Term Assets Under Management (Unaudited)
(dollars in thousands)

Longer-Term Assets Under Management
As of March 31, 2018, approximately 54% of the Company’s assets under management were subject to initial commitment periods of three years or longer. The Company earns incentive income on these assets based on the cumulative investment performance generated over this commitment period. The table below presents the amount of these assets under management, as well as the amount of incentive income accrued at the fund level but for which the commitment period has not concluded. These amounts have not yet been recognized in our revenues. Further, these amounts may ultimately not be recognized as revenue by the Company in the event of future losses in the respective funds.

	March 31, 2018
	Longer-Term Assets Under Management	Accrued Unrecognized Incentive

Multi-strategy funds	$489,338	$11,186
Credit
Opportunistic credit funds	3,528,468	190,129
Institutional Credit Strategies	11,107,486	—
Real estate funds	2,471,498	105,560
Other	291,664	1,148
	$17,888,454	$308,023
The Company generally recognizes incentive income on its longer-term assets under management in multi-strategy funds and open-end opportunistic credit funds at the end of their respective commitment periods, which are generally three to five years, when such amounts are probable of not significantly reversing. The Company may begin recognizing incentive income related to assets under management in its closed-end opportunistic credit funds and real estate funds after the conclusion of their respective investment period (see Exhibit 6 for fund investment periods). However, these investment periods may generally be extended for an additional one to two years. The Company recognizes incentive income from these funds when such amounts are probable of not significantly reversing.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of April 1, 2018

Oz Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	48%	Pensions	41%
Merger Arbitrage	20%	Corporate, Institutional and Other	16%
Convertible/Derivative Arbitrage	15%	Private Banks	11%
Corporate Credit	9%	Related Parties	11%
Structured Credit	7%	Foundations and Endowments	8%
Private Investments	1%	Fund-of-Funds	7%
		Family Offices and Individuals	6%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	71%	North America	73%
Europe	22%	Asia and Other	15%
Asia	7%	Europe	12%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.

(2)
The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.